Exhibit 10.9

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

COLLABORATION AGREEMENT

BY AND BETWEEN

LIPOSCIENCE, INC.

AND

VARIAN, INC.

DATED AS OF APRIL 22, 2005

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) dated as of April 22, 2005 (the “Effective Date”), is made by and between LIPOSCIENCE, INC., a corporation organized and existing under the laws of the State of Delaware having its offices at 2500 Sumner Boulevard, Raleigh, North Carolina 27616 (“LipoScience”), and VARIAN, INC., a corporation organized and existing under the laws of the State of Delaware having its offices at 3120 Hansen Way, Palo Alto, CA 94304 (“Varian”). LipoScience and Varian are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

R E C I T A L S

WHEREAS, LipoScience has developed and marketed the NMR LipoProfile® test, a clinical diagnostic tool which uses NMR Technology and has experience and expertise in developing, utilizing and marketing clinical diagnostic applications utilizing NMR Technology; and

WHEREAS, Varian develops and commercializes certain NMR Technology and has extensive experience and expertise in the development and use of NMR Technology; and

WHEREAS, the Parties wish to cooperate in a strategic collaboration to develop an integrated NMR system and to commercialize such NMR system on a worldwide basis in the clinical diagnostic and other fields; and

WHEREAS, the Parties intend that this collaboration be based upon joint contributions by each Party, sharing of intellectual property and expertise and sharing of the anticipated benefits of the collaboration.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below, whether used in their singular or plural form:

1.1 “Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it directly or indirectly owns or controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.2 “Approval” shall mean any approval required to be obtained from applicable regulatory authorities in any jurisdiction in order to lawfully market and sell the Magnus Analyzer or Varian Analyzer in such jurisdiction, including, but not limited to, FDA 510(k) approval for the Magnus Analyzer. The term “Approved” shall mean the receipt of Approval.

1.3 “Autosampler” shall mean the sample-handling subsystem developed by the Parties for use with the Magnus Analyzer, including, without limitation, subsequent versions, derivatives and as the Autosampler may be adapted by Varian for use with any other NMR system.

1.4 “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

1.5 [***] shall have the meaning set forth in Section [***].

1.6 “Confidential Information” shall have the meaning set forth in Section 8.1.

1.7 “Control Subsystem” shall mean the software and any hardware developed by the Parties to integrate and control the various subsystems in the Magnus Analyzer; in particular, integrating and communicating with the NMR Subsystem, the Autosampler and any Diagnostic Applications or other software programs that may be employed with the Magnus Analyzer.

1.8 “Development Plan” shall mean the development plan, as may be amended by the Parties from time to time, which shall set forth a strategy and plan for development, manufacturing and regulatory approval of the Magnus Analyzer, shall indicate which Party shall have responsibility for the various development activities specified therein consistent with the other terms of this Agreement, shall specify the expected timing of such activities, including the estimated dates of the initiation and completion of such activities, and has been mutually agreed to, in writing, by the Parties as described in Section 2.6, which Development Plan in its initial version is attached hereto as Exhibit B.

1.9 “Diagnostic Application” shall mean any in vitro clinical diagnostic application comprising spectral acquisition protocols, post-acquisition signal processing, spectral deconvolution algorithms or results reporting software programs, in each case specifically optimized for in vitro clinical diagnostic applications, and all intellectual property rights therein. As used in the foregoing definition, the term “in vitro diagnostic clinical application” shall mean the analysis of biologic samples conducted outside of a human patient from whom it was taken for the purpose of screening, diagnosis, prognosis or monitoring of that patient.

1.10 “Effective Date” shall mean the date first set forth above in the preamble.

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1.11 “FDA” shall mean the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration.

1.12 “Joint Developments” shall have the meaning set forth in Section 4.2.3.

1.13 “Jointly-Owned Developments” shall have the meaning set forth in Section 4.2.3.

1.14 “LipoScience Developments” shall have the meaning set forth in Section 4.2.2.

1.15 “LipoScience Diagnostic Application” shall mean any Diagnostic Application which has been developed or acquired by LipoScience as of the Effective Date or is developed or acquired by LipoScience during the Term, including without limitation, the NMR LipoProfile® test and all improvements thereto.

1.16 “LipoScience Field of Use” shall mean the use of the NMR Technology with any Diagnostic Application, specifically with the purpose of [***] or [***] of a [***], and for which [***] or a [***] typically [***] or [***] the [***].

1.17 “LipoScience Collaboration IP” shall mean the LipoScience Pre-Existing Technology, the LipoScience Developments and those Joint Developments assigned to LipoScience, pursuant to Section 4.2.3, and the Jointly-Owned Developments.

1.18 “Magnus Analyzer” shall mean the system using NMR Technology, that is designed and intended for primary use in the LipoScience Field of Use and which consists of the NMR Subsystem, Autosampler and Control Subsystem, including, without limitation, all subsequent versions, variations, derivatives, modifications and alterations to such system for use in the LipoScience Field of Use.

1.19 “NMR” shall mean nuclear magnet resonance.

1.20 “NMR Subsystem” shall mean the subsystem for the Magnus Analyzer that comprises a NMR system that exposes the sample material to magnetic energy and detects the sample’s resonance response and that consists of the [***] (the “NMR Magnet”), the [***] (the “Probe”), the [***] (the “Console”) and the acquisition software that will communicate with the Control Subsystem.

1.21 “NMR Technology” shall mean the technology relating to NMR Magnets, Consoles, Probes and other hardware, software, parts, accessories, support and services for the NMR Subsystem.

1.22 “Oversight Committee” shall have the meaning set forth in Section 2.3.

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1.23 “Patent Rights” shall mean any United States patent or patent applications, including any continuation, continuations-in-part and divisional application, and any foreign patent or patent application, and any patent, design patent, utility model, inventor certificate, registration or their equivalents issuing from such United States or foreign patent applications, as well as any renewals, reexaminations, reissues or extensions thereof.

1.24 “Pre-Existing Technology” shall mean Patent Rights held by a Party as of the Effective Date and unpatented inventions, know-how, copyrights and other intellectual property which has been created, developed or acquired by a Party prior to the Effective Date, in each case to the extent it relates to the Magnus Analyzer development contemplated by this Agreement.

1.25 “Project Manager” shall have the meaning set forth in Section 2.3.

1.26 “Specification” shall mean the functional and technical specification and requirements for the Magnus Analyzer (including its subsystems), as contemplated as of the Effective Date, which initial specification is attached as Exhibit A.

1.27 “Supply Agreement” shall mean the exclusive supply agreement to be subsequently entered into by the Parties, which agreement will set forth the specific terms and conditions for Varian’s supply of the NMR Subsystems and hardware, software, components, parts, accessories, training, support and services for the NMR Subsystems to LipoScience for the commercial versions of the Magnus Analyzer.

1.28 “System Developer” shall mean the Third Party, which will be responsible for the overall detailed design of the Magnus Analyzer, including integration of the subsystems and assisting in obtaining FDA Approval. The System Developer may also be the System Manufacturer.

1.29 “System Manufacturer” shall mean the Third Party which may be responsible for the manufacture of the Magnus Analyzer; specifically, the manufacture of the Autosampler and the integration of the NMR Subsystem, Autosampler and Control Subsystem.

1.30 “Term” shall have the meaning set forth in Section 11.1.

1.31 “Territory” shall mean all countries and territories worldwide.

1.32 “Third Party” shall mean any person or entity other than LipoScience, Varian or their respective Affiliates.

1.33 “Varian Analyzer” shall mean the modified, derivative, altered or related version of the Magnus Analyzer intended for use in the Varian Field of Use.

1.34 “Varian Developments” shall have the meaning set forth in Section 4.2.1.

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1.35 “Varian Diagnostic Application” shall mean any Diagnostic Application that is subsequently developed or acquired by Varian during the Term.

1.36 “Varian Field of Use” shall mean the use of the NMR Technology for all uses, applications and purposes outside of the LipoScience Field of Use, including, without limitation, uses in [***] and [***].

1.37 “Varian Collaboration IP” shall mean the Varian Pre-Existing Technology, the Varian Developments and those Joint Developments assigned to Varian, pursuant to Section 4.2.3, and the Jointly-Owned Development.

ARTICLE 2 COLLABORATION

2.1 Parties’ Intent. The Parties intend to establish this strategic collaboration for the design, development, marketing and support of the Magnus Analyzer and its subsystems, including obtaining the necessary Approvals for its use, sale and marketing, specifically FDA Approvals.

2.2 General Description of the Magnus Analyzer. The Magnus Analyzer is being designed and developed by the Parties to meet the requirements for use in the LipoScience Field of Use, including without limitation, the need for high throughput, low cost, high reliability, high serviceability, simplicity and ease of use. The Parties do not intend that the Magnus Analyzer will be a multi-function analyzer; provided, however, that LipoScience acknowledges that Varian anticipates marketing the Magnus Analyzer, Varian Analyzer and/or Autosampler in the Varian Field of Use, and agrees to consider requests from Varian for additional features or functions for the Magnus Analyzer that may be useful in the Varian Field of Use. The LipoScience Project Manager, in its sole discretion, may incorporate such requested features or functions into the Specification for the Magnus Analyzer so long as the LipoScience Project Manager determines that such features or functions will not have a material impact on the Development Plan, the use of the Magnus Analyzer in the LipoScience Field of Use, costs of development or cost of the commercial Magnus Analyzer. It is expected that the Magnus Analyzer will provide greater ease of use and throughput than current NMR Technology in the LipoScience Field of Use and will function in equivalent manner as other FDA-approved clinical laboratory systems used to perform clinical and immunochemistry, including pre-test sample handling and conditioning. It is currently anticipated that the Magnus Analyzer will have the capability to process biologic samples which may include one or more of the following: whole blood, serum, plasma or other blood-derived product, urine, sputum or other fluids or any tissue-derived sample, and provide a clinical result report. It is anticipated that the Magnus Analyzer will utilize typical sample management and bar code identification for sample tracking and that the result reports will be provided in a variety of media and formats, including visual display via the user interface, paper form and electronically through a laboratory information management system (“LIMS”). It is anticipated that the lead Diagnostic Application for the Magnus Analyzer will be the NMR LipoProfile.

2.3 Project Manager; Oversight. Each Party will designate in writing to the other Party a project manager and primary contact person (each, a “Project Manager”). The initial Project Managers shall be [***], as representative of LipoScience, and [***], as representative of Varian. The Project Managers will be responsible for the day-to-day interactions between the Parties related to activities pursuant to the Development Plan and oversight of the day-to-day operations of these activities; provided, however, that the LipoScience Project Manager will act as the overall program manager for the Magnus Analyzer development and will be responsible

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for the final development of the Specification and Development Plan (as set forth in Sections 2.5 and 2.6) and coordination of the development activities of the parties. If the Project Managers deem it to be in the best interest of the collaboration, a joint development team or project group will be formed by the Parties to coordinate and drive the collaboration and development of the Magnus Analyzer. The Project Managers will attempt to resolve any disputes that arise during the course of developing and implementing the Development Plan; provided, however, that the Project Managers will not have the authority or power to amend this Agreement. If the Project Managers cannot resolve any such dispute within thirty (30) days (or such longer reasonable period of time as they may agree) after their initial discussion of such issue, the dispute will be submitted to the management of each Party in accordance with Section 12.7. Each Party may change its Project Manager upon written notice to the other Party.

The Parties will also establish an oversight committee (the “Oversight Committee”) to consist of management representatives from each of LipoScience, Varian and the System Developer as mutually agreed by the Parties. This Oversight Committee will meet either in person or telephonically at least once during each two-month period.

2.4 Responsibilities of the Parties.

2.4.1. LipoScience. LipoScience will be responsible for the overall design and Specification for the Magnus Analyzer. LipoScience will have the principal responsibility for the development of the Magnus Analyzer system and NMR Subsystem requirements and will be the principal developer of the LipoScience Diagnostic Applications. In addition, LipoScience will be responsible for contracting with and managing the development and manufacturing activities of the System Developer and System Manufacturer for the Magnus Analyzer.

2.4.2. Varian. Varian will be the principal developer of the NMR Subsystem, including the detailed design requirements therefor. Varian will also have the principal responsibility for design and development of the acquisition software that communicates with the Control Subsystem. Varian will jointly work with the System Developer on development of the Autosampler and integration of the Autosampler into the NMR Subsystem. In addition, Varian will be responsible for supplying, on an exclusive basis, the NMR Subsystems for the Magnus Analyzer and NMR Technology to LipoScience.

2.4.3. System Developer. LipoScience will identify and contract with the System Developer; provided, however, that LipoScience agrees to provide Varian with copies of the proposals received from potential system integrators. Varian will have the right and opportunity to comment and provide input on the selection of the System Developer to LipoScience and as the Parties will mutually agree on the final choice of System Developer, taking into account factors including cost, quality, and Approval and time requirements for the Magnus Analyzer as well as the reputation and integrity of the System Developer. Varian hereby acknowledges that LipoScience is currently contemplating selecting [***] as the System Developer and hereby approves of the selection of [***] as the System Developer. The System Developer will have detailed design responsibility for: (i) the Magnus Analyzer frame and support structure, covers and enclosures, and system functions such as power management and distribution, (ii) the Autosampler, including the fluidic management (sample and reagent handling and storage), sample processing (sample container handling), waste management, process control, and (iii) the LIMS interfacing. The System Developer will be responsible for meeting the requirements of the FDA and other governing regulatory agencies that are applicable during the development stage.

2.4.4. System Manufacturer. The System Manufacturer will be responsible for manufacturing the prototypes and commercial versions of the Autosampler, and integrating the NMR Subsystem manufactured by Varian, the Autosampler and Control Subsystem to create the Magnus Analyzer. The System Manufacturer may be responsible for the quality control and manufacturing of all production systems including all system and software validation testing. If the System Developer will not be manufacturing the commercial version of the Magnus Analyzer, Varian will have the right and opportunity to comment and provide input on the selection of the System Manufacturer to LipoScience, and the Parties will mutually agree on the final choice a System Manufacturer, taking into account factors including cost, quality and time requirements for the Magnus Analyzer as well as the reputation and integrity of the System Manufacturer. Varian acknowledges that LipoScience is currently contemplating selecting [***] as the System Manufacturer and Varian hereby approves of the selection of [***] as the System Manufacturer. Each of LipoScience and Varian will enter into separate agreements with the System Manufacturer for the manufacture, purchase and supply of the Magnus Analyzer and/or Autosampler for their respective Fields of Use, and each Party shall obtain a commitment in its agreement with the System Manufacturer that the other Party will receive purchase and supply terms from the System Manufacturer that are no less favorable than the purchase and supply terms that it receives from the System Manufacturer. The Parties acknowledge and agree that LipoScience may need to select an alternate System Manufacturer or multiple System Manufacturers (for example, to service a foreign territory) and the Parties will jointly identify and select such alternate or additional System Manufacturers.

2.5 Specification. The Parties will mutually approve an initial Specification for the Magnus Analyzer, which is attached as Exhibit A. LipoScience will have the primary authority and obligation to develop a final Specification for the Magnus Analyzer; provided, however, that Varian will have the right to jointly develop and approve the final Specification as it relates to the NMR Subsystem. LipoScience further agrees that it will provide any amendments to the Specification to Varian, and Varian will have the right to review and provide input on such Specification; provided, however, that other than with respect to the NMR Subsystem (for which Varian shall have the right to approve that portion of the Specification), LipoScience will retain the final decision on the final Specification for the Magnus Analyzer.

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2.6 Initial Development Plan. The Parties will mutually approve an initial Development Plan for the Magnus Analyzer, which is attached as Exhibit B. By no later than [***], or such other date as the Project Managers may mutually agree, LipoScience will develop and prepare a final Development Plan for the Magnus Analyzer, with Varian jointly developing and approving the Development Plan as it relates to the development of the NMR Subsystem and Varian’s obligations under the Development Plan. Such final Development Plan will describe in reasonable detail the activities to be undertaken by each of the Parties for the Term and will be based on the assumption that the primary goal of the Development Plan is to develop and deliver the Magnus Analyzer for use in the LipoScience Field of Use in a timely and cost-efficient manner as determined by the LipoScience Project Manager. LipoScience will have the right to amend the Development Plan at any time during the course of development; provided, however, that LipoScience shall not amend the Development Plan without the prior written approval of the Varian Project Manager if such amendment would have an impact on Varian’s obligations thereunder or otherwise relates to the NMR Subsystem. LipoScience will provide notice and copies of any other changes to the Development Plan to Varian, and Varian will have the right to review and comment upon such changes. Further, the Parties agree to review the Development Plan on no less than an annual basis and update, as necessary, the Development Plan. LipoScience and Varian will undertake development activities for the Magnus Analyzer in accordance with the Development Plan. During the course of implementing the Development Plan, LipoScience and Varian will communicate regularly and will assume certain rights and responsibilities for the development of the Magnus Analyzer as described above in Section 2.4.

2.7 Regulatory Approvals. LipoScience, solely or with the System Developer or System Manufacturer, will prepare all regulatory filings for the Magnus Analyzer, including all filings required for FDA Approval in the LipoScience Field of Use, with reasonable input and assistance from Varian, and will be responsible for submitting to the FDA or other regulatory authority such applications or other filings for Approval, with all such Approvals required for the LipoScience Field of Use in the name of LipoScience. LipoScience will have primary responsibility and final decision-making authority for all regulatory matters related to the Magnus Analyzer in the LipoScience Field of Use, including communicating with the FDA. Varian will have the right to review and comment upon any such filings and LipoScience will give due consideration to Varian’s comments. LipoScience will be responsible for obtaining Approvals and for subsequent maintenance of Approvals in the LipoScience Field of Use. Varian will reasonably cooperate with and provide all reasonably requested information and assistance for such Approvals, including, without limitation, all information and records required for FDA Approval and the European Community In Vitro Diagnostic Directive. Varian will be responsible for submitting, obtaining and maintaining with the appropriate regulatory authority such applications or other filings for Approval required for the Varian Field of Use, with all such Approvals being in the name of Varian. Varian will have primary responsibility and final decision-making authority for all regulatory matters related to the Magnus Analyzer and the Varian Analyzer in the Varian Field of Use. LipoScience will have the right to review and comment upon any such filings and Varian will give due consideration to LipoScience’s comments. LipoScience will reasonably cooperate with and provide all reasonably requested

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information and assistance for such Approvals. Each Party will maintain all records and documentation required by the FDA and other applicable regulatory authorities with respect to the development, manufacture or sale of the NMR Subsystem or Magnus Analyzer and will provide a copy of, or access to, such records to the other Party upon the reasonable request of the other Party. The Parties will seek to identify in a timely manner the FDA records and documents requirements for both Parties and Third Parties to assist the Parties in meeting the document maintenance requirements herein. Each Party will provide the other Party with reasonable access to documents and other materials that are useful in the regulatory filings and maintenance of Approvals in the Territory.

2.8 Manufacture-related Activities. Varian acknowledges and agrees that, as developer and manufacturer of the NMR Subsystem, it must meet the quality standards of the FDA for OEM subsystem suppliers for medical devices and in connection therewith Varian agrees to permit LipoScience, the System Developer, the System Manufacturer or applicable governmental regulatory authorities the right to inspect and audit Varian’s NMR manufacturing and other facilities and related records and operations, upon reasonable notice, including without limitation, permitting a quality systems audit by LipoScience or a third party representative of LipoScience. LipoScience will be responsible for the all costs associated with such audit. LipoScience agrees to promptly provide Varian with the written results of any such audit. Any information obtained by a Party during such visits will be treated as Confidential Information in accordance with Article 8 of this Agreement.

2.9 Performance. Each Party will use it commercially reasonable efforts to develop the Magnus Analyzer, and its subsystems, and to conduct all activities and responsibilities of such Party under this collaboration and assigned to it under the Development Plan and to cooperate with and provide reasonable support to the other Party in such other Party’s conduct of activities, including cooperation and support for the related development activities of Third Parties. Each Party agrees to make its employees involved in the conduct of the development activities reasonably available upon reasonable advance notice and during business hours at their respective places of employment to consult with the other Party on issues, including, but not limited to, regulatory, scientific, and technical issues arising under the Development Plan and in connection with any request from any regulatory agency. Each Party will be responsible for its own costs and expenses associated with the development of the Magnus Analyzer, Varian Analyzer, NMR Subsystem, Autosampler and Control Subsystem and the performance of their other obligations under this Agreement, including travel and related costs to attend meetings of the Oversight Committee as set forth in Section 2.3.

2.10 Visit of Facilities. Subject to the provisions of Article 8, each Party will permit the other Party or the representatives of the other Party to visit, upon reasonable notice and at reasonably acceptable times, their respective facilities where the development activities are being conducted, and to consult informally, during such visits and by telephone, facsimile and email, with their respective personnel performing work on the development activities.

2.11 Subcontracts. It is understood and agreed by the Parties that either Party may subcontract portions of the development of the Magnus Analyzer to a Third Party, including the System Developer and System Manufacturer; provided, however, that except as expressly set forth herein, neither Party may sublicense the rights in the other Party’s intellectual property granted to such Party pursuant to Section 4.3 herein without the prior written consent of the other Party.

2.12 Records. The Parties will maintain records of the results of the development activities in sufficient detail and in good scientific manner appropriate for patent purposes and FDA filings and as will properly reflect all work done and results achieved in the performance of the development activities pursuant to the Development Plan (including, but not limited to, all data in the form required to be maintained under any applicable governmental regulations).

ARTICLE 3 COMMERCIALIZATION

3.1 Commercialization in the LipoScience Field of Use. LipoScience will be the exclusive distributor of the Magnus Analyzer in the Territory in the LipoScience Field of Use and will have the exclusive rights to make and have made (excluding the NMR Subsystem and components, parts and accessories therefor), use, market, distribute, sell and service (subject to the terms and conditions of this Agreement and in the Supply Agreement), implement and use the Magnus Analyzer in the LipoScience Field of Use, including, but not limited to, the right to conduct marketing, reimbursement (e.g., seeking and maintaining pricing and reimbursement approvals from Third Party payors), sales and distribution activities; provided, however, that LipoScience may subcontract with any Affiliate to perform any of the foregoing marketing, distribution, sales and service activities and any Third Party to perform any of the foregoing marketing, distribution and sale activities. LipoScience will have the right to determine, in its sole discretion, the appropriate marketing and placement strategy for the Magnus Analyzer in the LipoScience Field of Use.

3.2 Commercialization in the Varian Field of Use. Varian will be the exclusive distributor of the Magnus Analyzer, Varian Analyzer and Autosampler in the Territory in the Varian Field of Use and will have the exclusive rights to make, have made, use, market, distribute, sell and service, implement and use the Magnus Analyzer, Varian Analyzer and Autosampler in the Varian Field of Use, including, but not limited to, the right to conduct marketing, and sales and distribution activities and to subcontract with any Affiliate or Third Party to perform any of the foregoing activities. Varian will have the right to determine, in its sole discretion, the appropriate marketing and placement strategy for the Magnus Analyzer, Varian Analyzer and Autosampler in the Varian Field of Use.

3.3 Expenses. Each Party will be responsible for its own expenses and costs for any publicity, marketing or sales within such Party’s Field of Use and as set forth in Sections 3.1 and 3.2 above. Upon the request of either Party, the other Party agrees to provide reasonable support to the marketing and sales efforts of the requesting Party; provided, however, that such requesting Party will reimburse the other Party for actual expenses incurred by such other Party directly attributable to such support.

3.4 Referrals. Each Party understands that, in the course of marketing the Magnus Analyzer in such Party’s Field of Use, its employees or representatives may learn of sales and other business opportunities outside of such Party’s Field of Use. Accordingly, each Party agrees to forward to the other Party any such requests or opportunities to the other Party and to provide the information regarding such opportunity to the other Party as such Party may have available.

3.5 Trademarks; Marking. Each Party shall have the right to create, develop and protect its own trademarks, service marks and branding for the sale and support of the Magnus Analyzer in its Field of Use, including filing applications for the registration of such trademarks and services marks in the Territory as such Party may deem appropriate. Neither Party shall remove, obliterate or modify any trademarks, copyright notices, patent legends or other intellectual property markings from the other Party’s Pre-Existing Technology or Developments. Each Party will mark its version of the Magnus Analyzer, and Varian will mark the Varian Analyzer, with the appropriate patent numbers or other markings as required by or desirable under applicable law.

3.6 Branding. The Parties desire to establish and preserve its trademarks and other branding for the Magnus Analyzer in its Field of Use, respectively. To that end, Varian agrees that when interacting with any customers of LipoScience, Varian will refer to the Magnus Analyzer and services by LipoScience’s applicable trademarks and will identify itself as a LipoScience collaboration partner, and LipoScience agrees that when interacting with any customers of Varian, LipoScience will refer to the Magnus Analyzer, Varian Analyzer and services by Varian’s applicable trademarks and will identify itself as a Varian collaboration partner. However, each Party will appropriately identify and credit the other Party in its sales and marketing of the Magnus Analyzer and Varian Analyzer by prominent use of the phrases “Developed in Collaboration with LipoScience” for Varian sales, and “With Varian NMR Inside” for LipoScience sales, or as otherwise mutually agreed by the Parties.

3.7 Purchase of NMR Subsystems. In consideration of (a) Varian’s investment in the development of the Magnus Analyzer, and (b) licenses granted to LipoScience in Article 4, LipoScience shall (i) purchase all of its requirements for NMR Subsystems (including variations, derivatives and components therefor) and related hardware, software, components, parts, accessories, support and service exclusively from Varian, and (ii) not license the LipoScience Diagnostic Applications to any Third Party for use with NMR Technology not supplied by Varian; provided, however, prior to the receipt of FDA Approval for the Magnus Analyzer in the LipoScience Field of Use, LipoScience may license the LipoScience Diagnostic Applications to any Third Party provided such Third Party is not a direct or indirect manufacturer or provider of NMR Technology. In the event that LipoScience licenses the LipoScience Diagnostic Applications to any Third Party as permitted herein, LipoScience shall promptly notify Varian, in writing, but in no event later than five days after the execution of any such licensing agreement, subject to LipoScience’s confidentiality obligations to such Third Party. Notwithstanding the foregoing, the Parties acknowledge and

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agree that LipoScience currently utilizes certain NMR analyzers and NMR Technology from [***] in its laboratory, testing and research operations (the [***]) and that LipoScience will have the unlimited right to continue to utilize or transfer the [***] as it deems appropriate, to enhance, improve, maintain the [***], and to have the [***] serviced and maintained by [***].

3.7.1 Exclusivity by Varian. In consideration of (a) LipoScience’s investment in the development of the Magnus Analyzer, (b) LipoScience’s commitment to purchase exclusively for Varian all of its requirements for NMR Subsystems (including versions, derivatives and components therefor) and related hardware, software, parts, accessories, support and service and (c) the licenses granted to Varian in Article 4, Varian agrees that, during the Term, it will not directly or indirectly (i) sell NMR Subsystems (including variations, derivatives and components therefor) or related hardware, software, components, parts, accessories, support and service, or (ii) license Varian Collaboration IP, in either case to any Third Party for use in LipoScience’s Field of Use; provided, however, that the foregoing shall not include (a) any magnet sold stand-alone (i.e., not sold as part of, or to be incorporated into, an NMR system sold by Varian), or (b) any [***] to the extent that [***] is [***] under a [***] as of [***] to supply [***], or [***] or otherwise [***] or [***] the [***] of, that [***] to a [***] or enter into a [***] of [***], or (c) [***] for [***].

3.8 LipoScience Support. LipoScience will provide product support to Varian for the portions of the Magnus Analyzer or Varian Analyzer supplied by LipoScience, including but not limited to offering for sale to Varian and its Affiliates all hardware and software upgrades, performance improvements, and additional operational features, for Term and for [***] beyond the Term. Varian reserves the right not to implement such changes or upgrades. The Parties agree to negotiate the terms of such ongoing product support in good faith and upon commercially reasonable terms taking into account the terms offer by LipoScience to other similarly-situated customers.

ARTICLE 4 INTELLECTUAL PROPERTY RIGHTS;

GRANT OF LICENSES

4.1 Pre-Existing Technology. Each Party shall retain ownership of its own Pre-existing Technology, subject to the licenses granted herein.

4.2 Collaboration Developments.

4.2.1. Varian Developments. Subject to the grants of license herein, Varian will be the sole owner of any and all inventions, technology, ideas, designs, methods, Patent Rights, copyrights and other intellectual property, whether or not patentable or protectable by copyright, developed or acquired by Varian, or its Affiliates, in the performance, or during the Term, of this Agreement, other than Joint Developments (as defined below) (the “Varian Developments”); provided, however, that Varian Developments shall not include any Varian Diagnostic Applications.

4.2.2. LipoScience Developments. Subject to the grants of license herein, LipoScience will be the sole owner of any and all inventions, technology, ideas, designs,

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methods, Patent Rights, copyrights and other intellectual property, whether or not patentable or protectable by copyright, developed or acquired by LipoScience, or its Affiliates, in the performance, or during the Term, of this Agreement other than Joint Developments (as defined below) (“LipoScience Developments”); provided, however, that LipoScience Developments shall not include any LipoScience Diagnostic Applications.

4.2.3 Joint Developments. With respect to any inventions, technology, ideas, designs, methods, Patent Rights, copyrights or other intellectual property that are jointly developed by the Parties, or developed by the Systems Developer and/or Systems Manufacturer, whether solely or jointly with either Party (where joint development is as determined under the patent and other intellectual property laws of the United States) (“Joint Developments”), the Parties hereby agree that Varian will be the sole owner of all Joint Developments which relate directly to the Varian Pre-Existing Technology, and LipoScience hereby agrees to assign, and hereby does assign, all rights, title and interest in and to such Joint Developments to Varian, subject to the grants of license herein. The Parties further agree that all Joint Developments which relate directly to the LipoScience Pre-Existing Technology shall be solely owned by LipoScience, and Varian hereby agrees to assign, and hereby does assign, all rights, title and interest in and to such Joint Developments to LipoScience, subject to the grants of license herein. The Systems Developer and Systems Manufacturer shall also be required to agree to the foregoing assignments of ownership to Varian and LipoScience with respect to all intellectual property developed by them, whether solely or jointly, pursuant to their agreements with LipoScience. All remaining Joint Developments that are not assigned to either Varian or LipoScience shall be jointly owned by the Parties (the “Jointly-Owned Developments”), subject to the grants of license herein. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the [***], as well as that portion of the [***] necessary to [***] the [***], is a [***] and (b) all [***] which relate directly to [***] (including the [***],[***],[***] and other [***],[***],[***] and [***]) shall be considered to directly relate only to [***] and shall be [***] to [***].

4.2.3. Disclosure. Each Party will promptly disclose to the other Party any invention, idea, designs, methods, technology, copyrights or other intellectual property (whether or not patentable or protectable by copyrights) relating to the Magnus Analyzer (including the Autosampler, the NMR Subsystem and the Control Subsystem) conceived, developed, created or acquired (subject to any Third Party confidentiality obligations existing as of the Effective Date) by such Party during the Term.

4.3 Licenses.

4.3.1. Grant of License by Varian. Subject to the terms and conditions of this Agreement, Varian hereby grants to LipoScience an exclusive, royalty-free, worldwide license (including the right to grant sublicenses only to the System Developer and the

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System Manufacturer(s)) in and to the Varian Collaboration IP as may be required or useful for the collaboration, development and manufacture (including have manufactured) of the Magnus Analyzer (but excluding the NMR Subsystem and components, parts and accessories therefor), such exclusivity being subject to Varian having the right to grant the foregoing license. Varian further grants to LipoScience an exclusive, royalty-free, worldwide license in and to the Varian Collaboration IP to market, sell, distribute, export, service, support, implement and use (including in each case (but except for service) the right to have a Third Party undertake such acts on behalf of LipoScience) the Varian Collaboration IP in connection with the Magnus Analyzer in the Territory in the LipoScience Field of Use, such exclusivity being subject to Varian having the right to grant the foregoing license. The term of the foregoing licenses shall be the Term.

4.3.2. Grant of License by LipoScience. Subject to the terms and conditions of this Agreement, LipoScience hereby grants to Varian an exclusive, royalty-free, worldwide license in and to the LipoScience Collaboration IP as may be required for the collaboration, development and manufacture (including have manufactured) of the Magnus Analyzer and the Varian Analyzer, such exclusivity being subject to LipoScience having the right to grant the foregoing license. LipoScience further grants to Varian an exclusive, royalty-free, worldwide license in and to the LipoScience Collaboration IP to market, sell, distribute, export, service, support, implement and use (including in each case the right to have a Third Party undertake such acts on behalf of Varian) the LipoScience Collaboration IP in connection with the Magnus Analyzer and as may be required for the Varian Analyzer in the Territory in the Varian Field of Use, such exclusivity being subject to LipoScience having the right to grant the foregoing license. The term of the foregoing licenses shall be the Term.

4.3.3. Cross-Licenses. Each Party hereby grants to the other Party an exclusive, royalty-free worldwide license to its rights and interest in all Jointly-Owned Developments to market, sell, distribute, export, service, support, implement and use the Jointly-Owned Developments in the Territory in such other Party’s Field of Use. The term of the foregoing license shall be the Term. Each Party reserves the right to practice and use such Jointly-Owned Developments in its own internal research and development operations, including in performance of this Agreement, but, for the Term, will not market and sell such Jointly-Owned IP outside its own Field of Use.

4.3.4. Limitations on Licenses; Reservation of Rights. Notwithstanding the licenses granted to LipoScience by Varian herein, LipoScience acknowledges and agrees that Varian has [***] (the [***]) pursuant to which Varian has [***] to [***] to [***] in and to [***], which may be [***] within the [***] and that with respect to such [***], the [***] shall be [***]. Each Party reserves all rights in and to its Pre-Existing Technology, Patent Rights and Developments not expressly granted herein and each Party further reserves the right to use, develop, modify, and enhance such Pre-Existing Technology, Patent Rights and Developments for its own internal research and development efforts, including the development of the Magnus Analyzer.

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4.3.5. LipoScience Diagnostic Applications. Notwithstanding Section 4.3.2, LipoScience shall retain all right, title and interest in and to LipoScience Diagnostic Applications, including without limitation, the NMR LipoProfile, and Varian will not acquire any right or license in and to such LipoScience Diagnostic Applications under this Agreement.

4.3.6. Varian Diagnostic Applications. Notwithstanding Section 4.3.1, Varian shall retain all right, title and interest in and to Varian Diagnostic Applications. In the case of any Varian Diagnostic Applications during the Term, the Parties agree that they will negotiate in good faith a license agreement under which Varian will grant, subject to any Third Party limitations, to LipoScience the exclusive right to reproduce, use, modify, support, sell, market and distribute such Diagnostic Applications in LipoScience’s Field of Use, and LipoScience will support, sell, market and distribute such Varian Diagnostic Applications in LipoScience’s Field of Use; such license will be upon commercially reasonable terms and conditions, including without limitation, pricing or royalty terms which reflect the contributions of each Party.

4.4 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE 5 VARIAN INKIND CONTRIBUTIONS

5.1 Collaboration Costs. Each Party will be responsible for its own costs associated with performance of this Agreement, except as expressly set forth herein. It is anticipated that the financial benefits of the collaboration will be realized by each Party through sales of the Magnus Analyzer and increased demand for and sales of the NMR Subsystem and LipoScience Diagnostic Applications.

5.2 In-Kind Contributions.

5.2.1. Development Contributions. Varian agrees that it will dedicate certain employees of Varian to the development of the Probe for integration in the NMR Subsystem, such development may be performed jointly with employees or representatives of LipoScience. The Parties will mutually agree on the technical and functional requirements and specifications of the Probe and perform related development activities as agreed by the Parties and as set forth in the Development Plan. Each Party will be responsible for its own costs associated with the development of the Probe.

5.2.2. Equipment. Varian agrees to provide the following “Units” to LipoScience upon the terms below and at no cost to LipoScience until title to the Units is transferred to LipoScience, except as expressly set forth below with respect to Units [***]:

Unit 1: Varian will consign a Varian NMR “Nirvana” console to LipoScience

•	Promptly following the Effective Date, Varian will deliver and install a Nirvana console on LipoScience’s existing Varian NMR Mercury system at the LipoScience facilities

•	Varian will provide all ordinary system service for the Nirvana console while on consignment

•	Varian will transfer title of Nirvana console of Unit 1 to LipoScience at the end of the Magnus Analyzer development as defined in the Development Plan

Unit 2: Varian will consign a Varian NMR Nirvana system (i.e., including actively shielded magnet) to LipoScience

•

Promptly following the appointment of the System Developer and System Manufacturer and as agreed upon in executed agreements with the System Developer and System Manufacturer, Varian will deliver and install the Nirvana system at either the Systems Developer or System Manufacturer

•	Varian will provide all ordinary service for the Nirvana system while held by System Developer or System Manufacturer

•	Upon development of the Magnus Analyzer Console, Varian will consign and install the Magnus Analyzer Console on Unit 2 (and take back the Nirvana console)

•	When the Magnus Analyzer development is completed, Unit 2 will be moved to System Manufacturer (which will hold system for testing and development purposes as long as it is the System Manufacturer)

Unit 3: Varian will consign an NMR Subsystem for the Magnus Analyzer prototype to LipoScience

•	Varian will deliver Unit 3 in accordance with the Development Plan

•	Varian will provide all ordinary service for Unit 3 while on consignment

•	When the Magnus Analyzer development is completed and production commences, Varian will transfer title to Unit 3 to LipoScience

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Unit 4: Varian will consign an NMR Subsystem for the Magnus Analyzer prototype to LipoScience

•	Varian will deliver Unit 4 in accordance with the Development Plan

•	Varian will provide all ordinary service for Unit 4 while on consignment

•

When Magnus Analyzer development is completed and production commences, Unit 4 will be returned to Varian (with sample handling system included, at Varian’s expense), which Varian will then own and use for its own development and marketing purposes

Units [***]: Varian will sell fully developed NMR Subsystems for Magnus Analyzer to LipoScience at a [***] whatever going forward sales price is negotiated between the parties pursuant to Supply Agreement. Varian will ship Units [***] to the System Developer or Manufacturer on the dates requested by LipoScience.

•	LipoScience may defer payment to Varian on these initial [***] units [***] until earlier of [***] from the Effective Date or the date of FDA approval of the Magnus Analyzer

While any of the Units are under consignment to LipoScience, the System Developer or System Manufacturer and in their possession, LipoScience will ensure that it has adequate insurance to cover the risk of loss to such Units. After LipoScience takes title to Units 1 and 3 above, the terms set forth in the Supply Agreement for Varian’s support and service shall apply.

ARTICLE 6 SUPPLY AGREEMENT

6.1 Parties’ Intent. The Parties will enter into the Supply Agreement, in accordance with the specified milestone in the Development Plan, pursuant to which Varian will sell to LipoScience and LipoScience will purchase exclusively from Varian NMR Subsystems and related hardware, software, components, parts, accessories, support and service for the Magnus Analyzer on terms that will be commercially reasonable and negotiated in good faith between the Parties.

6.2 Pricing. The Parties agree that the purchase price to LipoScience of the NMR Subsystems to be incorporated into the Magnus Analyzer cannot yet be determined with certainty; provided, however, that upon completion of the development of the Magnus Analyzer, the Parties agree to negotiate in good faith the purchase price to LipoScience for such NMR Subsystems. The Parties further agree that unless there are substantial new requirements or features in the commercial version of the NMR Subsystem that have an impact upon production costs of the NMR Subsystem, the initial pricing will be [***] the [***] provided by Varian [***]. The parties will negotiate in good faith provisions allowing for price increases (such as to account for cost increases from new requirements or features, enhancements, Third Party royalties, or cost increases beyond the parties’ reasonable control, such as supplier price increases or inflation) or for price decreases (such as to account for volume discounts or where

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the parties are able to bring efficiencies to bear). Other terms of supply and support (such as delivery terms, payment terms, warranties, after warranty service, field service, etc.) will be commercially reasonable and negotiated in good faith between the Parties, taking into account the original intent of the Parties in entering into the collaboration, the terms offered by Varian to other similarly-situated customers of NMR systems and the agreed purchase price to be paid by LipoScience for the NMR Subsystems.

6.3 Varian Support. Pursuant to the terms and conditions of the Supply Agreement, Varian will provide product support for the NMR Subsystems, including but not limited to offering for sale to LipoScience and its Affiliates all hardware and software upgrades, performance improvements, and additional operational features, for Term and for [***] beyond the Term. LipoScience reserves the right not to implement such changes or upgrades.

6.4 Default. Pursuant to the terms and conditions of the Supply Agreement, LipoScience will have the right to secure Third Party alternative sources for the NMR Subsystem in the event of a material default by Varian in its delivery, support commitments, FDA or other regulatory requirement or other terms of the Supply Agreement, provided such Third Party shall have no right to use, and LipoScience shall not disclose, any Varian Collaboration IP (except for the Jointly-Owned Developments); and provided, however, that if requested by LipoScience, Varian will continue to supply the NMR Subsystem to LipoScience as set forth in Section 11.3.

6.5 Customer Support. LipoScience will have the responsibility for providing first tier customer support to its customers in the LipoScience Field of Use for the Magnus Analyzer, including the NMR Subsystem incorporated therein, including providing telephone support. Such support will be provided pursuant to agreements entered into by LipoScience and its customers. Varian agrees to provide second tier telephone support for the customers of LipoScience in the LipoScience Field of Use; Varian will supply such support either to the LipoScience support personnel or, at the option of LipoScience, directly to the LipoScience customer. LipoScience agrees to use its commercially reasonable efforts to address customer support issues prior to requesting assistance from Varian. Varian agrees that this second tier support shall be provided by Varian at no additional cost to LipoScience or its customers.

6.6 Field Service. LipoScience will provide routine maintenance and service, either directly or through an Affiliate, to its customers for the Magnus Analyzer, including the NMR Subsystem, including on site maintenance and repair. Varian agrees to provide assistance to LipoScience personnel via telephone to assist such personnel in providing services relating to the NMR Subsystem to LipoScience customers. If, after using commercially reasonable efforts, LipoScience is unable to provide such repair or other maintenance services for a customer, Varian agrees that it will provide Varian service personnel to LipoScience for on site customer repair issues within twenty-four (24) hours of request from LipoScience. Varian will provide the pricing and other terms of such Varian support and personnel in the Supply Agreement.

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6.7 Training. Subject to mutually agreed upon limits on the total man-hours of training to be provided at no additional cost to LipoScience, Varian will provide training to LipoScience personnel to enable LipoScience to provide routine periodic customer and field support in the LipoScience Field of Use as described in Sections 6.5 and 6.6 above and to enable LipoScience to provide operational training to its customers on the use of the NMR Subsystem. Such training will take place at mutually agreed upon times and at mutually agreed on locations.

ARTICLE 7 PATENTS

7.1 Patent Rights.

7.1.1. Varian Patent Rights; LipoScience Patent Rights. Each Party shall retain sole responsibility for and control over the preparation, filing, prosecution and maintenance of such Party’s Patent Rights and other intellectual property protection; provided, however, that the Parties agree to consult with each other regarding the appropriateness of seeking patent protection for any inventions or improvements relating to the Magnus Analyzer or NMR Subsystem, including the jurisdictions in which such Patent Rights should be sought. Neither Party shall abandon prosecution or maintenance of any Patent Rights for Varian Developments, LipoScience Development or assigned Joint Developments, respectively, without notifying the other Party in a timely manner of its intention and reason therefore and providing such other Party with reasonable opportunity to comment upon such abandonment and, with respect to such Varian Developments, LipoScience Developments and assigned Joint Developments only, to assume ownership and responsibility for prosecution or maintenance (including both costs therefor) of such Patent Rights. Each Party agrees to discuss in good faith whether or not to file patent applications in the United States or other countries with respect to such Varian Developments, LipoScience Developments and assigned Joint Developments and to give due consideration to the other Party’s comments.

7.1.2. Jointly-Owned Developments. The Parties shall mutually determine whether or not to file patent applications in the United States or other countries with respect to Jointly-Owned Developments, taking into consideration the sales and marketing plans of each Party. Each Party will have an undivided ownership interest in such jointly-filed patent applications and such applications will be prepared and prosecuted by mutually agreed upon counsel. The Parties shall each have the opportunity to review and comment upon all applications and official correspondence relating thereto and shall share equally in the associated costs. If the Parties cannot agree on whether to seek patent protection in any country, then the Party wishing to seek such protection may file and prosecute any such patent applications and such Party shall be the sole owner of record and responsible for all the costs of such patent application and the non-filing Party shall assign all its right, title and interest in and to the invention claimed in the patent issuing from such application.

7.2 Infringement

7.2.1. Notification. Each party shall promptly report in writing to the other Party during the Term of this Agreement any known infringement or suspected infringement relating to the Magnus Analyzer, Varian Analyzer, Autosampler or of such other Party’s Patent Rights and shall provide the other Party with all available evidence supporting said infringement or suspected infringement.

7.2.2. Prosecution. Each Party shall have the right, but not the obligation, to initiate or prosecute an infringement or other appropriate suit or action against any Third Party who at any time has infringed or is suspected of infringing (an “Infringer”) any of the Patent Rights in its Field of Use. Each party shall give the other Party sufficient advance notice of its intent to file said suit and the reasons therefore, and shall provide such other Party with an opportunity to make suggestions and comments regarding such filing. The Parties will keep each other reasonably informed of the status and progress of any such litigation. In the event the Infringer’s acts affect both Parties’ Fields of Use or affects a Party’s Field of Use under the other Party’s Patent Rights, the Parties may proceed together in bring a suit, or a Party may choose to prosecute the suit alone if the other Party is unwilling to join. Upon request of the prosecuting Party, the other Party shall join as a party to the suit against such Infringer if the participation of other Party is necessary to maintain the suit. In any event, the other Party shall offer reasonable assistance to the prosecuting Party in connection therewith. Neither Party shall settle any such action or otherwise consent to an adverse judgment in any such action that materially adversely affects the rights or interests of the other Party under this Agreement, including, without limitation, issues of validity of any Patent Rights, without the prior written consent of the other Party.

7.2.3. Selecting Counsel, Costs and Recovery. If the Parties agree to bring the suit together, the Parties shall mutually agree on the selection of counsel and shall pay equal shares of all fees and costs. Alternatively, if a Party is unwilling to join in the suit, the prosecuting Party shall have the sole and exclusive right to select counsel for any such suit and action and shall pay all expenses of the suit, including, but not limited to, attorneys’ fees and court costs. Any damages, royalties, settlement fees, recovery or other consideration for infringement resulting from a suit shall be distributed as follows: (i) equally between the Parties if the Parties brought suit together; or (ii) entirely to the prosecuting Party when the other Party is unwilling to initiate or join in a suit.

7.2.4. Notification of Third Party Claim. Each Party shall promptly report in writing to the other Party during the Term any claim or allegation by any Third Party that the development or commercialization of the Magnus Analyzer infringes the intellectual property rights of any Third Party and shall provide the other Party with all available evidence supporting said infringement or suspected infringement. If the claim or allegation relates primarily to the NMR Subsystem as incorporated in the Magnus

Analyzer, Varian shall have the primary obligation to defend any such suit or action and if the claim or allegation relates primarily to the portions of the Magnus Analyzer developed or provided by LipoScience (and does not directly implicate the NMR Subsystem), LipoScience shall have the primary obligation to defend any such suit or action; provided, however, that the costs of such defense, including any amounts payable to the Third Party in settlement or judgement, will be shared equally by the Parties unless and to the extent a claim or allegation relates solely to the Varian Pre-Existing Technology or the LipoScience Pre-Existing Technology or to Varian’s or LipoScience’s negligence, willful misconduct or reckless act or omission, in which Varian or LipoScience, respectively, shall reimburse the other Party for costs related to such defense and shall be fully responsible for any settlement or judgment. Notwithstanding the foregoing, LipoScience shall be fully responsible for and shall indemnify and hold Varian harmless for all infringement claims to the extent such claims relate to the LipoScience Diagnostic Application.

ARTICLE 8 CONFIDENTIALITY

8.1 Confidentiality. Except as otherwise provided in this Article 8, each Party shall maintain Confidential Information of the other Party in confidence and shall not disclose Confidential Information of the other Party to any Third Party and shall not use Confidential Information of the other Party except as expressly authorized under this Agreement. “Confidential Information” shall mean any and all proprietary information (whether in written, electronic, visual, verbal or other form) received from the other Party or its representatives, including, but not limited to, all proprietary information relating to any technology, product, method, process or intellectual property of such disclosing Party (including, but not limited to, Patent Rights, and other owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials and specifications), as well as any business plan, financial information, research data or results, or other confidential commercial information of or about such disclosing Party that have been identified or labeled as being “confidential”; provided, however, that Confidential Information shall not include any information that: (a) is or becomes part of the public domain other than by unauthorized acts or omissions of the Party obligated not to disclose such Confidential Information or its employees, directors, officers, or agents (collectively, the “Receiving Party”); (b) can be shown by written documents to have been disclosed to the Receiving Party by a Third Party; provided, however, that such Third Party had no obligation of confidentiality or non-use to the disclosing Party with respect to such Confidential Information; (c) can be shown by written documents to have been in the possession of the Receiving Party prior to disclosure by the disclosing Party; provided, however, that such Confidential Information was not obtained directly or indirectly from the disclosing Party prior to this Agreement pursuant to a separate confidentiality agreement; or (d) is required to be disclosed by the Receiving Party by a court or governmental agency or otherwise pursuant to law; provided, however, that in connection with this clause (d) the Receiving Party shall notify the other Party immediately upon receipt thereof and give such other Party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Confidential Information; and

provided, further, that the Receiving Party furnishes only that portion of the Confidential Information that it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other Party.

8.2 Disclosure. To the extent that it is reasonably necessary, a Party may disclose Confidential Information it is otherwise obligated under this Article 8 not to disclose to its employees on a need-to-know basis and on condition that such employees have agreed in writing to non-use and non-disclosure obligations essentially the same as those set forth herein and to keep the Confidential Information confidential to the same extent as such Party is required to keep the Confidential Information confidential. In addition, a Party may disclose such Confidential Information: (a) to government or other regulatory authorities to the extent that such disclosure is required by law, regulation or order (i) in connection with the filing, prosecution or maintenance of patents for which the Party disclosing the Confidential Information has responsibility or is permitted under this Agreement to file, prosecute and maintain, or (ii) to obtain Approval; (b) in confidence, to lawyers, accountants and sources of funding of a Party and (d) to sublicensees or subcontractors, as permitted herein, in connection with any sublicense of the technology or intellectual property, or portion thereof, licensed hereunder as permitted under this Agreement. In addition, a Party may disclose the terms of this Agreement to any investors or potential investors, lenders, and other potential financing sources, or to a Third Party in connection with a merger or acquisition or proposed merger or acquisition or a license or proposed license of the technology or intellectual property licensed hereunder, and to Affiliates, attorneys, accountants, stockholders, investment bankers, advisers or other consultants of the foregoing, in each case provided that the Person to which such disclosure is made is obligated by written agreement to keep such information confidential on essentially the same terms as set forth herein and to use such Confidential Information solely to evaluate such investment, financing, acquisition, merger or license.

ARTICLE 9 REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of LipoScience. LipoScience represents and warrants as of the Effective Date that:

(a) LipoScience is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware and is duly qualified and authorized to transact business, and is in good standing as a foreign corporation, in each jurisdiction where such qualification is necessary;

(b) LipoScience has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Varian in this Agreement;

(c) LipoScience has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of LipoScience enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

(f) LipoScience is the sole and exclusive owner or the licensee of LipoScience Pre-Existing Technology, except for the [***] and [***];

(g) LipoScience has received no written claim threatening or asserting that the practice of the LipoScience Pre-Existing Technology infringes the Patent Rights of any Third Party;

9.2 Representations and Warranties of Varian. Varian represents and warrants as of the Effective Date that:

(a) Varian is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware and is duly qualified and authorized to transact business, and is in good standing as a foreign corporation, in each jurisdiction where such qualification is necessary;

(b) Varian has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to LipoScience in this Agreement;

(c) Varian has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Varian enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting creditors’ and contracting parties’ rights generally and except as enforceability maybe subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) the performance of its obligations under this Agreement will not conflict with Varian’s charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

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(f) to the best of the knowledge of Varian, subject to the grants of license therein, Varian is the sole and exclusive owner or the licensee of the Varian Pre-Existing Technology, except for the [***] and the [***];

(g) Varian has received no written claim threatening or asserting that the practice of the Varian Pre-Existing Technology infringes the Patent Rights of any Third Party;

(h) Varian’s obligations under existing licenses do not, and will not, require Varian to provide any Third Party with access to, copies of or any rights in or to the LipoScience Collaboration IP, except for Jointly-Owned Developments.

9.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE LIPSCIENCE COLLABORATION IP OR VARIAN COLLABORATION IP, THE NMR SUBSYSTEM, THE MAGNUS ANALYZER OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, SCOPE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

9.4 Limited Liability. EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 8 or ARTICLE 10 or SECTION 7.2, NEITHER PARTY WILL BE LIABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE.

ARTICLE 10 INDEMNITY

10.1 Cross Indemnity. Each Party (the “Indemnifying Party”) agrees to defend, indemnify and hold the other Party, its Affiliates and their respective directors, officers, employees and agents and their respective heirs and assigns (the “Indemnified Party”) harmless from all Third Party claims, actions, losses, damages, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees) (each, a “Loss”) arising as a result of a breach by the Indemnifying Party of any of its representations or warranties under this Agreement.

10.2 Procedure. If an Indemnified Party intends to claim indemnification under this Article 10, the Indemnified Party shall notify the Indemnifying Party of any Loss in respect of which the Indemnified Party intends to claim such indemnification, and the Indemnifying Party shall assume the defense thereof with counsel mutually satisfactory to the Parties. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party and its legal representatives, at the Indemnifying Party’s expense, in the investigation of any action, claim or liability covered by this indemnification. The Indemnifying Party shall not, without the written consent of Indemnified Party, settle or compromise any Loss or consent to the entry of any judgment with respect to any Loss (a) that does not release Indemnified Party from all liability

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with respect to such Loss or (b) which may materially adversely affect Indemnified Party or under which Indemnified Party would incur any obligation or liability, other than one as to which Indemnifying Party has an indemnity obligation hereunder.

ARTICLE 11 TERM AND TERMINATION

11.1 Term. If not earlier terminated as provided in this Article 10, the term of this Agreement (the “Term”) shall commence on the Effective Date and expire seven (7) years after FDA Approvals are obtained for the marketing and sale of the Magnus Analyzer in the United States; provided, however, that this Agreement may be renewed for subsequent five (5) year terms upon mutual agreement of the Parties. If either Party determines that it does not intend to renew the Agreement for an additional term, such Party shall provide [***] written notice to the other Party of its intent not to renew the Agreement at the end of the initial seven year term or any subsequent five year term.

11.2 Termination.

11.2.1. Voluntary. The Parties may terminate this Agreement at any time upon written agreement.

11.2.2. Default by Either Party. Either Party may terminate this Agreement by notification, in writing, ninety (90) days prior to termination (i) upon the occurrence of a breach of a material term of this Agreement, including the failure of such Party to meet any milestones or other requirements of the Development Plan as set forth therein, if the breaching Party fails to demonstrate its ability to remedy such breach within thirty (30) days after notice thereof by the non-breaching Party or, with respect to a breach (other than a failure to make a payment) that cannot be cured within such period, then such longer period (up to 90 days) as may be reasonably necessary, using commercially reasonable efforts, to cure the breach, or (ii) if the other Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it and such proceeding remains undismissed or unstayed for a period of more than thirty days.

11.3 Effect of Expiration or Termination of the Agreement. Except as expressly provided herein, the expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination and all rights and licenses granted under this Agreement shall be terminated. Further, upon the termination or expiration of this Agreement, each Party agrees to negotiate in good faith to license the rights to its Pre-Existing Technology and Developments to the other Party for use in such other Party’s Field of Use.

If for any reason Varian elects to terminate this Agreement, other than due to a material breach by LipoScience, but including non-renewal of the Term, or if LipoScience terminates this Agreement due to a material breach by Varian, Varian agrees to sell to LipoScience and its Affiliates, the NMR Subsystem as then incorporated in the Magnus Analyzer until: (a) such time as either LipoScience has

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[***],[***] and [***] of a [***] or [***] to the [***] which does not [***] or [***] the [***], or (b) the period of [***] from the effective date of expiration of the Term (provided that Varian has provided the [***] as required), or (c) [***] from the effective date of a termination by LipoScience due to uncured breach by Varian, whichever of (a) or (b) or (c) is shorter.

In addition, if for any reason, LipoScience chooses to terminate this Agreement, including non-renewal of the Term, or if Varian terminates this Agreement due to a material breach by LipoScience, LipoScience agrees to make available to Varian those portions or parts of the Magnus Analyzer, Varian Analyzer or Autosampler supplied by LipoScience as then incorporated in the Varian-version of the Magnus Analyzer, Varian Analyzer or Autosampler until: (a) such time as either [***] has [***],[***] and [***] of a [***] or [***] to the [***] of the [***],[***] or [***] which does not [***] or [***] the [***] of the [***],[***] or [***] supplied by LipoScience, or (b) the period of [***] from the effective date of expiration of the Term (provided that LipoScience has provided the [***] as required), or (c) [***] from the effective date of termination by Varian due to uncured breach by LipoScience, whichever of (a) or (b) or (c) is shorter.

11.4 Survival of Provisions Upon Expiration or Termination. The provisions of Articles 7, 8 and 10, and Sections 2.7 and 2.12 (as these sections relate to access to and maintenance of documents and information), 4.2.1, 4.2.2, 4.2.3, 9.3, 9.4, 11.3, 11.4, 12.5 and 12.7 shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 12 MISCELLANEOUS

12.1 Press Release and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it reasonably believes is necessary under applicable law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Party and provide it with a copy of the proposed disclosure prior to making such disclosure).

12.2 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that (a) LipoScience may, without such consent from Varian, assign its rights together with its obligations under this Agreement in connection with the sale of all or substantially all of its assets or business, and (b) Varian may, without consent from LipoScience, assign its rights together with its obligations under this Agreement in connection with the sale of all or substantially of its NMR business; provided, however, that such Party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

12.3 Severability. If any term, covenant or condition of this Agreement shall be held to be invalid or unenforceable under applicable law, then (a) the remainder of this Agreement shall not be affected and shall otherwise be valid and enforced to the fullest extent permitted by law, and (b) the Parties shall use their commercially reasonable efforts to replace such void or

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unenforceable provisions of this Agreement with a valid and enforceable provision that will achieve, to the greatest extend possible, the economic, business and other purposes of such void or unenforceable provision.

12.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by either of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to LipoScience:	2500 Sumner Boulevard
Raleigh, NC 27616
Attn: Timothy J. Williams, Esq.
Fax: [***]
Email: [***]

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With a copy to:	Hutchison + Mason PLLC
3110 Edwards Mill Road, Suite 100
Raleigh, NC 27612
Attention: Holly A. Coldiron
Fax: [***]
Email: [***]

If to Varian:	Varian, Inc.
3120 Hansen Way
Palo Alto, CA 94304
Attn: Chief Financial Officer
Fax: [***]

With a copy to:	Varian, Inc.
3120 Hansen Way
Palo Alto, CA 94304
Attn: General Counsel
Fax: [***]

12.5 Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to any choice of law principles.

12.6 Compliance with Applicable Laws. Each Party shall comply with all provisions of any applicable laws, regulations, rules and orders in the performance of its obligations under this Agreement.

12.7 Dispute Resolution. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be resolved exclusively and solely as follows:

12.7.1. Oversight Committee. If the dispute cannot be resolved by the Project Managers, the Project Managers shall promptly notify the Oversight Committee and the representatives of each Party on the Oversight Committee will meet in person at a mutually acceptable time and location within [***] of such notice and attempt to resolve the issues in dispute.

12.7.2. Senior Management. If the dispute cannot be resolved by the Oversight Committee within [***] of notice from the Project Managers or such extended period as the Oversight Committee may agree upon, the Oversight Committee shall promptly notify the chief executive officer of each Party (or their designee), who shall meet in person at a mutually acceptable time and location or by means of telephone or video conference within [***] of such notice and attempt to negotiate a settlement.

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12.7.3. Binding Arbitration. Any dispute that the chief executive officers are not able to resolve within [***] of their first meeting, or within such extended period as they agree upon, shall be resolved exclusively and solely by binding arbitration in accordance with this Section 12.7.3. Except as specified below, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of, and under the auspices of, the American Arbitration Association (the “AAA”) in accordance with the procedural laws of the U.S. Federal Arbitration Act, to the extent not inconsistent with the Rules or this Section 12.7.3.

The arbitration shall be conducted in Denver, Colorado by a panel of three (3) arbitrator with relevant legal, financial and/or technical expertise who are jointly selected by the Parties or, if the Parties cannot mutually agree, is selected by the AAA administrator. The arbitration panel shall have the power to (a) grant temporary or permanent injunctive relief and to order specific performance, (b) order either Party to pay, or to allocate between the Parties, the fees and expenses of the arbitrators and of the AAA, and (c) order either Party to pay all or a portion of the other Party’s attorneys’ fees and expenses incurred in connection with a disputed claim and the arbitration. The arbitration panel shall issue a written decision explaining the bases for the final ruling, and such decision shall be final and binding on the Parties hereto, and not subject to appeal, and enforceable in any court of competent jurisdiction.

12.7.4 Nothing in this Section 12.7 shall prevent either Party from seeking temporary injunctive relief to protect its rights in its intellectual property or confidentiality obligations under this Agreement in a court of competent jurisdiction prior to arbitration.

12.8 Entire Agreement. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made (including the [***] between the Parties with an effective date of [***]) are expressly merged in and made a part of this Agreement. In the event of any conflict or inconsistency between any provision of any Exhibits hereto and any provision of this Agreement, the provision of this Agreement shall prevail. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

12.9 Interpretation. The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. The language used in the Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

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12.10 Independent Contractors. It is expressly agreed that Varian and LipoScience shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither LipoScience nor Varian shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

12.11 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

12.12 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

12.13 Counterparts. This Agreement may be executed by facsimile and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Collaboration Agreement as of the date first set forth above.

LIPOSCIENCE, INC.		VARIAN, INC.

By:	/s/ Richard O. Brajer	By:	/s/ G. Edward McClammy
Name:	Richard O. Brajer	Name:	G. Edward McClammy
Title:	President and CEO	Title:	Senior Vice President, Chief
Financial Officer and Treasurer

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Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

EXHIBIT A

INITIAL SPECIFICATION

[***]

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Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Under 17 CFR §§ 200.80(b)(4) and 230.406

EXHIBIT B

INITIAL DEVELOPMENT PLAN

Preliminary Product Development Plan

February 28, 2005

The Opportunity

LipoScience is a “medical technology company dedicated to developing and marketing clinical diagnostic applications of nuclear magnetic resonance, or NMR spectroscopy.” Established in 1997, LipoScience has the largest centralize NMR laboratory in the world, located in Raleigh, North Carolina.

Through its NMR Lipoprofile® test, LipoScience has developed an improved method of assessing risks for coronary heart disease by quantifying the number of lipoproteins in a person’s blood. These lipoproteins are the transport mechanism for cholesterol in the body. “Numerous studies have confirmed that knowing the number of Low Density Lipoprotein Particles (LDL) is a superior predictor of heart disease when compared to all cholesterol measurements. Currently, in the United States 50% of people that experience a heart attack have cholesterol numbers that would be considered normal.”

In order to grow its business, LipoScience desires to supplement its centralized laboratory structure and to create a business model that Places NMR-based equipment into a clinical laboratory. Using the LipoPnofile® test as the lead application, this new business model would simplify sample collection and distribution, reduce sample transportation costs, and accelerate the adoption of this test as a standard of care for assessing the risk of coronary heart disease. To accomplish this, it is necessary to develop a “clinical-friendly” NMR system. Specifically, LipoScience desires an NMR system with a simplified user interface, focused operating features, a smaller footprint, and lower cost compared to existing NMR systems.

The Approach

Three discrete phases are currently envisioned for this program, as outlined below. Only Phase 1 is proposed at this time.

•	Phase 1. Concept Development

•	Phase 2. Detailed Design and Prototype Fabrication

•	Phase 3. Clinical Trial Fabrication

The program overview is summarized in the attached table. Draft budgetary and time estimates for Phases 2 and 3 are also presented. These estimates will be refined at the conclusion of Phase 1, once more is understood about the system architecture and design strategy.

[***] will serve as the prime contractor and will lead the systems integration effort. In conjunction [***], [***] will be responsible for the following activities, as requested by LipoScience:

[***]

To reduce the overall program risk for LipoScience, we will develop and maintain a Risk Management Plan (RMP). This will help LipoScience manage the business risks as they apply to the development elements of the project.

Phase 1. Concept Development

The goal of Phase 1 is to provide LipoScience with a clear system design concept for moving into detailed design activities. Phase 1 tasks and durations are shown in the attached Gantt chart.

It is envisioned that a joint team kick-off meeting will occur in early April. This will include LipoScience, [***], [***], and the Varian. The program plan will be revised as needed and roles and responsibilities will be clarified. Initial results of LipoScience’s MRD interviews will be reviewed, as well as updates to the Top Level Requirements Document. Program priorities and metrics for design trade-off analyses will be established.

Team members will then accompany LipoScience staff to meet with selected clinical partners and/or major hospitals to better understand the clinical drivers for the Magnus System. This “immersion” will give the design team first-hand insight into the needs of the clinical operators and administrators.

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A meeting is also proposed at the Varian to understand its existing technology, specific development timeframes, and design challenges and constraints. A review will also be made of its existing software code and procedures.

System concepts will be generated by the joint team, as well as through internal [***] brainstorming sessions. Industrial design sketches of key concepts will be created, focusing on user interaction and overall layout of the various subsystems. A brief theory of operation will be created. The overall system architecture—both hardware and software domains—will be developed and initial subsystem partitioning will be defined. An updated Functional Requirements and draft Hazard Analysis will be created.

Based on the initial concepts, preliminary mechanical design layouts will be generated to evaluate volumetric sizing and subsystem placement. Overall power distribution and subsystem control layout will be drafted. Finally, based on initial system assumptions, a preliminary unit manufacturing cost estimate will be generated.

Software, development will be an integral part of the overall system design. Battelle will coordinate software activities at LipoScience and the Varian. A Software Quality Assurance Plan (SQAP) will be developed in Phase 1 to establish ground rules for all software development. As LipoScience and the Varian currently do not have procedures for developing software under the FDA’s QSR, [***] will help educate the team members and define procedures as necessary. Software development tools, version tracking procedures, and problem reporting tools will be established for collaborative development.

To foster open communication and real-time information sharing, an e-Room (a secure web-based, electronic file sharing tool) will be established on [***] servers to allow team members access to appropriate procedures, documents, test results, and deliverables for the project. Interactive “real-time” design reviews will be held with all development partners using web-based tools, such as MS Placeware. Weekly project conference calls or videoconferences will be held to review project status, action items, and issues. Monthly project metric reviews will be held to review costs, schedules, and deliverable status.

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Deliverables

The planned deliverables for this Phase 1 effort are the following:

[***]

Project Team

An experienced design team has been established to assist LipoScience in the development of the Magnus System. Besides these individuals, we will reach a broad array of technical specialists at [***], as required to address the specific needs that arise as the project unfolds.

[***]

Estimated Cost and Schedule

Schedule: [***]

Professional Fees: [***]

Key Assumptions

The key assumptions used to generate this proposal include the following:

[***]

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